UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2006

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

As described in more detail in Item 4.02 of this report, Cardinal Financial Corporation (the “Company”) concluded on February 28, 2006 to restate its previously issued statements of cash flows contained in the Company’s Quarterly Report on Form 10-Q/A for the period ended September 30, 2004, Quarterly Report on Form 10-Q for the period ended September 30, 2005, and Annual Report on Form 10-K for the year ended December 31, 2004. The restatement reflects corrections and adjustments relating to the classification of certain items relating to the acquisition of George Mason Mortgage, LLC (“George Mason”) and its subsequent operations in the statements of cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2004. The corrections and adjustments are non-cash in nature, do not have an effect on the cash and cash equivalents reported for 2004, and do not have an effect on the Company’s consolidated statement of condition and statement of income for any date or period.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”), as filed on March 6, 2006, discloses these corrections and adjustments in the statements of cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2004.

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 28, 2006, the Company concluded that the previously issued statements of cash flows contained in the Company’s Quarterly Report on Form 10-Q/A for the period ended September 30, 2004, Quarterly Report on Form 10-Q for the period ended September 30, 2005 and Annual Report on Form 10-K for the year ended December 31, 2004 should not be relied upon because of errors in the classification of certain items in those statements and that the Company would restate these statements of cash flows in the 2005 Form 10-K to make the necessary accounting corrections. The Audit Committee of the Board of Directors subsequently agreed with and approved this conclusion.

In connection with its year-end financial reporting process for 2005, errors in the classification of certain items relating to the acquisition of George Mason and its subsequent operations in the statements of cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2004 were identified. These errors related primarily to the following:

•                Loans held for sale by George Mason at the date of acquisition (July 7, 2004) were reported as a use of cash (loans acquired) in operating activities, rather than as a non-cash investing activity;

•                Cash paid to acquire the membership interests in George Mason was reported as a use of cash in operating activities (increase in goodwill and intangibles, net) rather than as a use of cash in investing activities; and

•                Post-acquisition repayments of the warehouse line of credit financing of George Mason that were assumed by the Company at the date of acquisition were not reported in financing activities.

The 2005 Form 10-K for the year ended December 31, 2005 as filed on March 6, 2006, discloses these corrections and adjustments in the statements of cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2004.  The corrections and adjustments had no effect on the cash and cash equivalents reported for 2004 and had no effect on the Company’s consolidated statement of condition or statement of income for 2004.

The Company has reviewed and discussed these errors, as well as the required accounting treatment and disclosures, with KPMG LLP, the Company’s independent registered public accounting firm.

The Audit Committee of the Company’s Board of Directors has discussed the matters disclosed in this report with KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: March 6, 2006	By:	/s/ Robert A. Cern
Robert A. Cern
Executive Vice President and
Chief Financial Officer